Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ambipar Emergency Response

The Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2023, relating to the consolidated financial statements of Emergência Participações S.A., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO RCS Auditores Independentes SS Ltda.

BDO RCS Auditores Independentes SS Ltda

Campinas, Brazil

August 4, 2023